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                                                                     EXHIBIT 8.1

(LATHAM & WATKINS LLP LOGO)

                                         53rd at Third
                                         885 Third Avenue
                                         New York, New York 10022-4834
                                         Tel: (212) 906-1200 Fax: (212) 751-4864
                                         www.lw.com

[________], 2005

                                         FIRM / AFFILIATE OFFICES
                                         Boston        New York
                                         Brussels      Northern Virginia
                                         Chicago       Orange County
                                         Frankfurt     Paris
                                         Hamburg       San Diego
                                         Hong Kong     San Francisco
                                         London        Shanghai
                                         Los Angeles   Silicon Valley
                                         Milan         Singapore
                                         Moscow        Tokyo
                                         New Jersey    Washington, D.C.

Suntech Power Holdings Co., Ltd.
17-6 Changjiang South Road
New District, Wuxi
Jiangsu Province 214028, People's Republic of China

     Re: [__________] American Depositary Shares, representing [__________] Ordinary Shares of Suntech Power Holdings Co., Ltd. (the "Company")

Ladies and Gentlemen:

          In connection with the proposed public offering on the date hereof of [________] American Depositary Shares ("ADSs"), each representing __ ordinary shares, par value $0.01 per share ("Ordinary Shares"), of the Company, pursuant to the registration statement on Form F-1 under the Securities Act of 1933, as amended (the "Act"), filed by the Company with the Securities and Exchange Commission (the "Commission") on [_____], 2005, as amended to date (the "Registration Statement"), you have requested our opinion concerning the statements in the Registration Statement under the caption "Taxation--United States Federal Income Taxation."

          The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the Registration Statement.

          In our capacity as counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation, or audit of the facts set forth in the above-referenced documents.

          We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or any
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[________], 2005
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(LATHAM & WATKINS LLP LOGO)

other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

          Based on such facts and subject to the limitations set forth in the Registration Statement, the statements of law or legal conclusions in the Registration Statement under the caption "Taxation--United States Federal Taxation" constitute the opinion of Latham & Watkins LLP as to the material tax consequences of an investment in the ADSs or ordinary shares.

          No opinion is expressed as to any matter not discussed herein.

          This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusions stated herein.

          This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statement. This opinion may not be relied upon by you for any other purpose.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules or regulations of the Commission promulgated thereunder.

                                        Very truly yours,


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